EXHIBIT 99.1
Additional Financial Information (Unaudited)
The following additional financial information is provided based upon the continuing interest of certain stockholders and creditors to assist them in understanding our core Manufacturing operations and our Financial Services operations on an after-tax equity basis. Our Manufacturing operations, for this purpose, include our Truck segment, Parts segment, Global Operations segment, and Corporate items. The Manufacturing operations financial information represents non-GAAP financial measures. These non-GAAP financial measures should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP. The reconciling differences between these non-GAAP financial measures and our U.S. GAAP condensed consolidated financial statements in Item 1, Financial Statements, are our Financial Services operations, which are included on an after-tax equity basis. Certain of our subsidiaries in our Manufacturing operations have debt outstanding with our Financial Services operations (“intercompany debt”). In the condensed statements of assets, liabilities, and stockholders' equity (deficit), the intercompany debt is reflected as accounts payable. The change in the intercompany debt is reflected in Net cash provided by (used in) operating activities in the condensed statements of cash activity.
Condensed Statements of Revenues and Expenses
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Three Months Ended January 31, 2020
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
Sales of manufactured products	$1,794	$—	$—	$1,794
Finance revenues	—	57	(13)	44
Sales and revenues, net	1,794	57	(13)	1,838
Costs of products sold	1,529	—	—	1,529
Restructuring charges	1	—	—	1
Selling, general and administrative expenses	156	28	(2)	182
Engineering and product development costs	86	—	—	86
Interest expense	46	19	—	65
Other expense (income), net	29	(7)	(11)	11
Total costs and expenses	1,847	40	(13)	1,874
Equity in loss of non-consolidated affiliates	(1)	—	—	(1)
Income (loss) before equity income from financial services operations and income taxes	(54)	17	—	(37)
Equity income from financial services operations	13	—	(13)	—
Income (loss) before income tax	(41)	17	(13)	(37)
Income tax benefit (expense)	9	(4)	—	5
Net income (loss)	(32)	13	(13)	(32)
Less: Net income attributable to non-controlling interests	4	—	—	4
Net income (loss) attributable to Navistar International Corporation	$(36)	$13	$(13)	$(36)

Condensed Statements of Revenues and Expenses
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Three Months Ended January 31, 2019
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
Sales of manufactured products	$2,386	$—	$—	$2,386
Finance revenues	—	74	(27)	47
Sales and revenues, net	2,386	74	(27)	2,433
Costs of products sold	1,979	—	—	1,979
Asset impairment charges	2	—	—	2
Selling, general and administrative expenses	163	24	(1)	186
Engineering and product development costs	86	—	—	86
Interest expense	56	29	—	85
Other expense (income), net	133	(10)	(26)	97
Total costs and expenses	2,419	43	(27)	2,435
Income before equity income from financial services operations and income taxes	(33)	31	—	(2)
Equity income from financial services operations	24	—	(24)	—
Income (loss) before income tax	(9)	31	(24)	(2)
Income tax benefit (expense)	26	(7)	—	19
Net income	17	24	(24)	17
Less: Net income attributable to non-controlling interests	6	—	—	6
Net income attributable to Navistar International Corporation	$11	$24	$(24)	$11

Condensed Statements of Assets, Liabilities, and Stockholders' Equity (Deficit)
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	As of January 31, 2020
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Balance Sheet
Assets
Cash and cash equivalents	$977	$23	$—	$1,000
Restricted cash and cash equivalents	50	87	—	137
Finance and other receivables, net	278	2,095	(211)	2,162
Inventories	1,065	9	—	1,074
Goodwill	38	—	—	38
Property and equipment, net	933	350	—	1,283
Operating lease right of use assets	106	1	—	107
Investments in and advances to financial services operations	656	—	(656)	—
Investments in non-consolidated affiliates	30	—	—	30
Deferred taxes, net	125	2	—	127
Other assets	381	24	—	405
Total assets	$4,639	$2,591	$(867)	$6,363
Liabilities and stockholders' equity (deficit)
Accounts payable	$1,434	$63	$(211)	$1,286
Debt	2,921	1,814	—	4,735
Postretirement benefits liabilities	2,056	—	—	2,056
Other liabilities	1,967	58	—	2,025
Total liabilities	8,378	1,935	(211)	10,102
Stockholders' equity attributable to non-controlling interest	2	—	—	2
Stockholders' equity (deficit) attributable to controlling interest	(3,741)	656	(656)	(3,741)
Total liabilities and stockholders' equity (deficit)	$4,639	$2,591	$(867)	$6,363

Condensed Statements of Assets, Liabilities, and Stockholders' Equity (Deficit)
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	As of October 31, 2019
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Balance Sheet
Assets
Cash and cash equivalents	$1,328	$42	$—	$1,370
Restricted cash and cash equivalents	50	137	—	187
Finance and other receivables, net	348	2,423	(226)	2,545
Inventories	905	6	—	911
Goodwill	38	—	—	38
Property and equipment, net	942	367	—	1,309
Investments in and advances to financial services operations	668	—	(668)	—
Investments in non-consolidated affiliates	31	—	—	31
Deferred taxes, net	115	2	—	117
Other assets	386	23	—	409
Total assets	$4,811	$3,000	$(894)	$6,917
Liabilities and stockholders' equity (deficit)
Accounts payable	$1,554	$13	$(226)	$1,341
Debt	2,932	2,256	—	5,188
Postretirement benefits liabilities	2,103	—	—	2,103
Other liabilities	1,945	63	—	2,008
Total liabilities	8,534	2,332	(226)	10,640
Stockholders' equity attributable to non-controlling interest	3	—	—	3
Stockholders' equity (deficit) attributable to controlling interest	(3,726)	668	(668)	(3,726)
Total liabilities and stockholders' equity (deficit)	$4,811	$3,000	$(894)	$6,917

Condensed Statements of Cash Flows
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Three Months Ended January 31, 2020
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Condensed Consolidated Statement of Cash Flows
Cash flows from operating activities
Net income (loss)	$(32)	$13	$(13)	$(32)
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Depreciation and amortization	35	—	—	35
Depreciation of equipment leased to others	(2)	17	—	15
Amortization of debt issuance costs and discount	1	2	—	3
Deferred income taxes	(10)	—	—	(10)
Equity in loss of non-consolidated affiliates	1	—	—	1
Equity in income of financial services affiliates	(13)	—	13	—
Dividends from non-consolidated affiliates	30	—	(30)	—
Change in intercompany receivables and payables	(34)	34	—	—
Other, net	(287)	374	—	87
Net cash provided by (used in) operating activities	(311)	440	(30)	99
Cash flows from investing activities
Capital expenditures	(59)	—	—	(59)
Purchase of equipment leased to others	—	(7)	—	(7)
Other investing activities	10	2	—	12
Net cash used in investing activities	(49)	(5)	—	(54)
Net cash provided by (used in) financing activities	12	(503)	30	(461)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(3)	(1)	—	(4)
Decrease in cash, cash equivalents and restricted cash	(351)	(69)	—	(420)
Cash, cash equivalents and restricted cash at beginning of the period	1,378	179	—	1,557
Cash, cash equivalents and restricted cash at end of the period	$1,027	$110	$—	$1,137

Condensed Statements of Cash Flows
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Three Months Ended January 31, 2019
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Condensed Consolidated Statement of Cash Flows
Cash flows from operating activities
Net income (loss)	$17	$24	$(24)	$17
Adjustments to reconcile net income (loss) to cash used in operating activities:
Depreciation and amortization	33	—	—	33
Depreciation of equipment leased to others	(1)	16	—	15
Amortization of debt issuance costs and discount	4	2	—	6
Deferred income taxes	(41)	—	—	(41)
Asset impairment charges	2	—	—	2
Gain on sales of investments and businesses, net	(59)	—	—	(59)
Equity in income of financial services affiliates	(24)	—	24	—
Change in other intercompany receivables and payables	94	(94)	—	—
Other, net	(290)	77	—	(213)
Net cash provided by (used in) operating activities	(265)	25	—	(240)
Cash flows from investing activities
Maturities of marketable securities	61	—	—	61
Capital expenditures	(43)	(1)	—	(44)
Purchase of equipment leased to others	(6)	(36)	—	(42)
Other investing activities	96	3	—	99
Net cash provided by (used in) investing activities	108	(34)	—	74
Net cash provided by financing activities	39	34	—	73
Effect of exchange rate changes on cash, cash equivalents and restricted cash	1	(4)	—	(3)
Increase (decrease) in cash, cash equivalents and restricted cash	(117)	21	—	(96)
Cash, cash equivalents and restricted cash at beginning of the period	1,295	150	—	1,445
Cash, cash equivalents and restricted cash at end of the period	$1,178	$171	$—	$1,349